Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Senior Vice President	Executive Vice President
	Director of Marketing and Public Relations	Chief Operating and Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
DIVIDEND INCREASE AND FIRST QUARTER 2019 EARNINGS

TUPELO, MISSISSIPPI (April 23, 2019) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the first quarter of 2019. Net income for the first quarter of 2019 was $45.1 million, as compared to $33.8 million for the first quarter of 2018. Basic and diluted earnings per share (“EPS”) were $0.77 for the first quarter of 2019, as compared to basic and diluted EPS of $0.69 and $0.68, respectively, for the first quarter of 2018.

In addition, on April 23, 2019, the Board of Directors of the Company declared a quarterly cash dividend of $0.22 per share to be paid on June 28, 2019 to shareholders of record as of June 14, 2019. The per share dividend represents a $0.01 increase from the dividend paid in the previous quarter and the fifth dividend increase since March 31, 2016.

“We’re proud of our results for the first quarter of 2019, in which we again achieved record EPS,” said Renasant Executive Chairman, E. Robinson McGraw. “Our strong earnings, coupled with our superior profitability metrics, is evidence that we continue to generate robust levels of capital at a consistent pace.  Yesterday, our board approved an increase to our quarterly cash dividend to $0.22, the third increase over the past year. We will continue to prudently manage our capital and take advantage of other opportunities to return value to our shareholders.”

“Our first quarter results prove our commitment to enhancing our profitability while at the same time effectively managing risk,” said Renasant President and CEO, C. Mitchell Waycaster. “We remained disciplined in our pricing decisions and prudent in our underwriting standards such that we maintained a stable core margin without sacrificing credit quality.  Furthermore, we are excited about the additional talent we have added over the last two quarters throughout our footprint. We also intend to take advantage of ongoing market disruptions to bring seasoned lenders and bankers to our team, positioning us well for continued growth during 2019.”

Impact of Certain Expenses and Charges
From time to time, the Company incurs expenses and charges in connection with certain transactions with respect to which management is unable to accurately predict when these expenses or charges will be incurred or, when incurred, the amount of such expenses or charges. The following table presents the impact of these expenses and charges on reported earnings per share for the dates presented (in thousands, except per share data):

	Three months ended March 31, 2019			Three months ended March 31, 2018
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Earnings, as reported	$58,700	$45,110	$0.77	$43,499	$33,826	$0.68
Merger and conversion expenses	—	—	—	900	700	0.02
Earnings, with exclusions (Non-GAAP)	$58,700	$45,110	$0.77	$44,399	$34,526	$0.70

A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Profitability Metrics
The following table presents the Company’s profitability metrics, including and excluding the impact of after-tax merger and conversion expenses, for the dates presented:

	As Reported			Excluding merger and conversion expenses (Non-GAAP)
	Three Months Ended			Three Months Ended
	March 31, 2019	December 31, 2018	March 31, 2018	March 31, 2019	December 31, 2018	March 31, 2018
Return on average assets	1.44%	1.39%	1.36%	1.44%	1.43%	1.39%
Return on average tangible assets (Non-GAAP)	1.61%	1.56%	1.51%	1.61%	1.60%	1.54%
Return on average equity	8.86%	8.72%	9.00%	8.86%	8.97%	9.19%
Return on average tangible equity (Non-GAAP)	17.41%	17.44%	16.02%	17.41%	17.92%	16.34%

Financial Condition
Total assets were $12.86 billion at March 31, 2019, as compared to $12.93 billion at December 31, 2018.

While total loans, excluding loans held for sale, at March 31, 2019 grew only slightly when compared to December 31, 2018, loans not purchased increased $175.9 million to $6.57 billion at March 31, 2019 as compared to $6.39 billion at December 31, 2018. Loan production for the first quarter of 2019 was $373.6 million as compared to $396.6 million for the same period in 2018.

Total deposits increased to $10.3 billion at March 31, 2019, from $10.1 billion at December 31, 2018. Non-interest bearing deposits averaged $2.3 billion, or 23.1% of average deposits, for the first quarter of 2019, compared to $1.8 billion, or 22.4% of average deposits, for the same period in 2018.

At March 31, 2019, Tier 1 leverage capital ratio was 10.44%, Common Equity Tier 1 ratio was 11.49%, Tier 1 risk-based capital ratio was 12.55%, and total risk-based capital ratio was 14.57%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

Our ratio of shareholders’ equity to assets was 16.24% at March 31, 2019, as compared to 15.80% at December 31, 2018. Our tangible capital ratio (non-GAAP) was 9.36% at March 31, 2019, as compared to 8.92% at December 31, 2018.

The Company announced a $50.0 million stock repurchase program in October 2018 under which $42.9 million was available as of December 31, 2018. No shares were repurchased in the first quarter of 2019. The plan will remain in effect until the earlier of October 2019 or the repurchase of the entire amount of common stock authorized to be repurchased by the Board of Directors.

Results of Operations
Net interest income was $113.1 million for the first quarter of 2019, as compared to $115.5 million for the fourth quarter of 2018 and $89.2 million for the first quarter of 2018. The following table presents reported taxable equivalent net interest margin and yield on loans, including loans held for sale, for the periods presented (in thousands).

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Taxable equivalent net interest income	$114,631	$116,933	$90,807

Average earning assets	$10,895,205	$10,952,024	$8,760,679

Net interest margin	4.27%	4.24%	4.20%

Taxable equivalent interest income on loans	$127,206	$127,880	$95,044

Average loans, including loans held for sale	$9,405,066	$9,548,486	$7,799,290

Loan yield	5.49%	5.31%	4.94%

The impact from interest income collected on problem loans and purchase accounting adjustments on loans to total interest income on loans, including loans held for sale, loan yield and net interest margin is shown in the following table for the periods presented (in thousands).

	Three Months Ended
	March 31,	December 31,	March 31,
	2019	2018	2018
Net interest income collected on problem loans	$812	$744	$358
Accretable yield recognized on purchased loans(1)	7,542	7,236	6,118
Total impact to interest income	$8,354	$7,980	$6,476

Impact to total loan yield	0.36%	0.33%	0.34%

Impact to net interest margin	0.31%	0.29%	0.30%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $3,833, $3,095 and $3,358 for the three months ended March 31, 2019, December 31, 2018, and March 31, 2018, respectively. This additional interest income increased total loan yield by 17 basis points, 13 basis points and 17 basis points for the same periods, respectively, while increasing net interest margin by 14 basis points, 11 basis points and 16 basis points for the same periods, respectively.

For the first quarter of 2019, the cost of total deposits was 79 basis points, as compared to 67 basis points for the fourth quarter of 2018 and 40 basis points in the first quarter of 2018. The table below presents, by type, our funding sources and the total cost of each funding source for the periods presented:

	Percentage of Total Average Deposits and Borrowed Funds			Cost of Funds
	Three Months Ending			Three Months Ending
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2019	2018	2018	2019	2018	2018
Noninterest-bearing demand	22.30%	22.71%	21.52%	—%	—%	—%
Interest-bearing demand	45.60	44.89	46.31	0.85	0.69	0.35
Savings	6.00	5.82	6.88	0.19	0.16	0.11
Time deposits	22.65	22.73	21.56	1.60	1.45	1.00
Borrowed funds	3.45	3.85	3.73	4.66	4.31	3.98
Total deposits and borrowed funds	100.00%	100.00%	100.00%	0.92%	0.81%	0.53%

Noninterest income for the first quarter of 2019 was $35.9 million, as compared to $36.4 million for the fourth quarter of 2018 and $34.0 million for the first quarter of 2018. Mortgage banking income for the first quarter of 2019 was $10.4 million, compared to $12.0 million for the fourth quarter of 2018 and $11.0 million for the first quarter of 2018. Brand Mortgage Group, LLC, which was divested on November 1, 2018, contributed $2.0 million to mortgage banking income during the fourth quarter of 2018.

Noninterest expense was $88.8 million for the first quarter of 2019, as compared to $93.3 million for the fourth quarter of 2018 and $77.9 million for the first quarter of 2018.

Excluding charges for merger and conversion expenses, amortization of intangible assets and gains and losses on the sale of securities, the Company’s efficiency ratio (non-GAAP) was 57.62% for the first quarter of 2019 as compared to 58.39% for the fourth quarter of 2018 and 60.43% for the first quarter of 2018. By effectively managing expenses while at the same time focusing on margin expansion and diversification of revenue streams, the Company has maintained an efficiency ratio below 60% for each of the past four quarters, which has been a long-term goal of the Company.

Asset Quality Metrics
Total nonperforming assets were $37.2 million at March 31, 2019, as compared to $37.0 million at December 31, 2018, and consisted of $27.0 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $10.2 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “purchased nonperforming assets”) were $13.3 million and $5.9 million, respectively, at March 31, 2019, as compared to $13.1 million and $6.2 million, respectively, at December 31, 2018. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Non-purchased nonperforming loans were $13.7 million, or 0.21% of total non-purchased loans, at March 31, 2019, as compared to $12.9 million, or 0.20% of total non-purchased loans, at December 31, 2018. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total non-purchased loans were 0.35% at March 31, 2019, as compared to 0.27% at December 31, 2018.

•	Non-purchased OREO was $4.2 million at March 31, 2019, as compared to $4.9 million at December 31, 2018. Non-purchased OREO sales totaled $802 thousand in the first quarter of 2019.

•
The allowance for loan losses was 0.55% of total loans held for investment at March 31, 2019 , as compared to 0.54% at December 31, 2018. The allowance for loan losses was 0.76% of total non-purchased loans at March 31, 2019, as compared to 0.77% at December 31, 2018.

•
Net loan charge-offs were $691 thousand, or 0.03% of average loans held for investment on an annualized basis, for the first quarter of 2019, as compared to $584 thousand, or 0.03% of average loans held for investment on an annualized basis, for the fourth quarter of 2018.

•	The provision for loan losses was $1.5 million for the first quarter of 2019, as compared to $1.0 million for the fourth quarter of 2018 and $1.8 million for the first quarter of 2018.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, April 24, 2019.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or https://services.choruscall.com/links/rnst190424.html. To access the conference via telephone,

dial 1-877-513-1143 in the United States and request the Renasant Corporation First Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10130580 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until May 8, 2019.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 115-year-old financial services institution. Renasant has assets of approximately $12.9 billion and operates more than 190 banking, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This press release may contain, or incorporate by reference, statements which constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible,” “approximately,” “should” and variations of such words and other similar expressions.
Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov. The Company expressly disclaims any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures, namely, net income (or earnings), with exclusions, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as merger and conversion expenses and debt prepayment penalties) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible and charges such as merger and conversion expenses can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2019 -	For The Three Months Ending
	2019	2018				Q4 2018	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Statement of earnings
Interest income - taxable equivalent basis	$138,578	$138,581	$119,236	$107,991	$101,947	—%	$138,578	$101,947	35.93%
Interest income	$137,094	$137,105	$117,795	$106,574	$100,380	(0.01)	$137,094	$100,380	36.58
Interest expense	23,947	21,648	18,356	14,185	11,140	10.62	23,947	11,140	114.96
Net interest income	113,147	115,457	99,439	92,389	89,240	(2.00)	113,147	89,240	26.79
Provision for loan losses	1,500	1,000	2,250	1,810	1,750	50.00	1,500	1,750	(14.29)
Net interest income after provision	111,647	114,457	97,189	90,579	87,490	(2.46)	111,647	87,490	27.61
Service charges on deposit accounts	9,102	9,069	8,847	8,271	8,473	0.36	9,102	8,473	7.42
Fees and commissions on loans and deposits	6,471	6,322	5,944	5,917	5,685	2.36	6,471	5,685	13.83
Insurance commissions and fees	2,116	2,014	2,461	2,110	2,005	5.06	2,116	2,005	5.54
Wealth management revenue	3,324	3,446	3,386	3,446	3,262	(3.54)	3,324	3,262	1.90
Securities gains (losses)	13	—	(16)	—	—	100.00	13	—	100.00
Mortgage banking income	10,401	11,993	14,350	12,839	10,960	(13.27)	10,401	10,960	(5.10)
Other	4,458	3,530	3,081	2,998	3,568	26.29	4,458	3,568	24.94
Total noninterest income	35,885	36,374	38,053	35,581	33,953	(1.34)	35,885	33,953	5.69
Salaries and employee benefits	57,350	58,313	55,187	52,010	48,784	(1.65)	57,350	48,784	17.56
Data processing	4,906	5,169	4,614	4,600	4,244	(5.09)	4,906	4,244	15.60
Occupancy and equipment	11,835	11,816	10,668	9,805	9,822	0.16	11,835	9,822	20.49
Other real estate	1,004	725	278	232	657	38.48	1,004	657	52.82
Amortization of intangibles	2,110	2,169	1,765	1,594	1,651	(2.72)	2,110	1,651	27.80
Merger and conversion related expenses	—	1,625	11,221	500	900	(100.00)	—	900	(100.00)
Other	11,627	13,496	11,013	10,285	11,886	(13.85)	11,627	11,886	(2.18)
Total noninterest expense	88,832	93,313	94,746	79,026	77,944	(4.80)	88,832	77,944	13.97
Income before income taxes	58,700	57,518	40,496	47,134	43,499	2.06	58,700	43,499	34.95
Income taxes	13,590	13,098	8,532	10,424	9,673	3.76	13,590	9,673	40.49
Net income	$45,110	$44,420	$31,964	$36,710	$33,826	1.55	$45,110	$33,826	33.36
Basic earnings per share	$0.77	$0.76	$0.61	$0.74	$0.69	1.32	$0.77	$0.69	11.59
Diluted earnings per share	0.77	0.76	0.61	0.74	0.68	1.32	0.77	0.68	13.24
Average basic shares outstanding	58,585,517	58,623,646	52,472,971	49,413,754	49,356,417	(0.07)	58,585,517	49,356,417	18.70
Average diluted shares outstanding	58,730,535	58,767,519	52,609,902	49,549,761	49,502,950	(0.06)	58,730,535	49,502,950	18.64
Common shares outstanding	58,633,630	58,546,480	58,743,814	49,424,339	49,392,978	0.15	58,633,630	49,392,978	18.71
Cash dividend per common share	$0.21	$0.21	$0.20	$0.20	$0.19	—	$0.21	$0.19	10.53
Performance ratios
Return on avg shareholders' equity	8.86%	8.72%	7.40%	9.55%	9.00%		8.86%	9.00%
Return on avg tangible s/h's equity (1)	17.41%	17.44%	13.65%	16.75%	16.02%		17.41%	16.02%
Return on avg assets	1.44%	1.39%	1.12%	1.42%	1.36%		1.44%	1.36%
Return on avg tangible assets (2)	1.61%	1.56%	1.26%	1.57%	1.51%		1.61%	1.51%
Net interest margin (FTE)	4.27%	4.24%	4.07%	4.15%	4.20%		4.27%	4.20%
Yield on earning assets (FTE)	5.16%	5.02%	4.81%	4.78%	4.72%		5.16%	4.72%
Cost of funding	0.92%	0.81%	0.77%	0.65%	0.53%		0.92%	0.53%
Average earning assets to average assets	85.58%	86.15%	87.29%	87.67%	87.12%		85.58%	87.12%
Average loans to average deposits	89.33%	89.77%	91.74%	91.84%	94.04%		89.33%	94.04%
Noninterest income (less securities gains/
losses) to average assets	1.14%	1.14%	1.34%	1.38%	1.37%		1.14%	1.37%
Noninterest expense (less debt prepayment penalties/
penalties/merger-related expenses) to
average assets	2.83%	2.86%	2.94%	3.05%	3.11%		2.83%	3.11%
Net overhead ratio	1.69%	1.72%	1.60%	1.67%	1.74%		1.69%	1.74%
Efficiency ratio (FTE) (4)	57.62%	58.39%	58.84%	59.46%	60.43%		57.62%	60.43%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2019 -	For The Three Months Ending
	2019	2018				Q4 2018	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Average Balances
Total assets	$12,730,939	$12,713,000	$11,276,587	$10,341,863	$10,055,755	0.14%	$12,730,939	$10,055,755	26.60%
Earning assets	10,895,205	10,952,023	9,843,870	9,067,016	8,760,679	(0.52)	10,895,205	8,760,679	24.36
Securities	1,253,224	1,240,283	1,129,010	1,039,947	833,076	1.04	1,253,224	833,076	50.43
Loans held for sale	345,264	418,213	297,692	209,652	152,299	(17.44)	345,264	152,299	126.70
Loans, net of unearned	9,059,802	9,130,273	8,228,053	7,704,221	7,646,991	(0.77)	9,059,802	7,646,991	18.48
Intangibles	976,820	972,736	743,567	633,155	634,898	0.42	976,820	634,898	53.85
Noninterest-bearing deposits	$2,342,406	$2,402,422	$2,052,226	$1,867,925	$1,817,848	(2.50)	$2,342,406	$1,817,848	28.86
Interest-bearing deposits	7,799,892	7,768,724	6,916,699	6,521,123	6,314,114	0.40	7,799,892	6,314,114	23.53
Total deposits	10,142,298	10,171,146	8,968,925	8,389,048	8,131,962	(0.28)	10,142,298	8,131,962	24.72
Borrowed funds	363,140	407,496	499,054	329,287	314,228	(10.89)	363,140	314,228	15.57
Shareholders' equity	2,065,370	2,021,075	1,712,757	1,542,071	1,523,873	2.19	2,065,370	1,523,873	35.53

						Q1 2019 -	As of
	2019	2018				Q4 2018	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Balances at period end
Total assets	$12,862,395	$12,934,878	$12,746,939	$10,544,475	$10,238,313	(0.56)%	$12,862,395	$10,238,313	25.63%
Earning assets	11,015,535	11,115,929	10,962,958	9,239,200	8,938,117	(0.90)	11,015,535	8,938,117	23.24
Securities	1,255,353	1,250,777	1,177,606	1,088,779	948,365	0.37	1,255,353	948,365	32.37
Loans held for sale	318,563	411,427	463,287	245,046	204,472	(22.57)	318,563	204,472	55.80
Non purchased loans	6,565,599	6,389,712	6,210,238	6,057,766	5,830,122	2.75	6,565,599	5,830,122	12.62
Purchased loans	2,522,694	2,693,417	2,912,669	1,709,891	1,867,948	(6.34)	2,522,694	1,867,948	35.05
Total loans	9,088,293	9,083,129	9,122,907	7,767,657	7,698,070	0.06	9,088,293	7,698,070	18.06
Intangibles	975,726	977,793	974,115	632,311	633,905	(0.21)	975,726	633,905	53.92
Noninterest-bearing deposits	$2,366,223	$2,318,706	$2,359,859	$1,888,561	$1,861,136	2.05	$2,366,223	$1,861,136	27.14
Interest-bearing deposits	7,902,689	7,809,851	7,812,089	6,492,159	6,496,633	1.19	7,902,689	6,496,633	21.64
Total deposits	10,268,912	10,128,557	10,171,948	8,380,720	8,357,769	1.39	10,268,912	8,357,769	22.87
Borrowed funds	350,859	651,324	439,516	520,747	265,191	(46.13)	350,859	265,191	32.30
Shareholders' equity	2,088,877	2,043,913	2,010,711	1,558,668	1,532,765	2.20	2,088,877	1,532,765	36.28
Market value per common share	$33.85	$30.18	$41.21	$45.52	$42.56	12.16	$33.85	$42.56	(20.47)
Book value per common share	35.63	34.91	34.23	31.54	31.03	2.06	35.63	31.03	14.82
Tangible book value per common share	18.98	18.21	17.65	18.74	18.20	4.23	18.98	18.20	4.29
Shareholders' equity to assets (actual)	16.24%	15.80%	15.77%	14.78%	14.97%		16.24%	14.97%
Tangible capital ratio (3)	9.36%	8.92%	8.80%	9.35%	9.36%		9.36%	9.36%
Leverage ratio	10.44%	10.11%	9.85%	10.63%	10.61%		10.44%	10.61%
Common equity tier 1 capital ratio	11.49%	11.05%	10.80%	11.71%	11.38%		11.49%	11.38%
Tier 1 risk-based capital ratio	12.55%	12.10%	11.84%	12.73%	12.41%		12.55%	12.41%
Total risk-based capital ratio	14.57%	14.12%	13.85%	14.75%	14.44%		14.57%	14.44%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
						Q1 2019 -	As of
	2019	2018				Q4 2018	March 31,
	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2019	2018	Variance
Non purchased loans
Commercial, financial, agricultural	$921,081	$875,649	$817,799	$790,363	$803,146	5.19%	$921,081	$803,146	14.68%
Lease Financing	58,651	61,865	54,272	52,423	52,536	(5.20)	58,651	52,536	11.64
Real estate- construction	651,119	635,519	624,892	642,380	582,430	2.45	651,119	582,430	11.79
Real estate - 1-4 family mortgages	2,114,908	2,087,890	2,000,770	1,912,450	1,785,271	1.29	2,114,908	1,785,271	18.46
Real estate - commercial mortgages	2,726,186	2,628,365	2,609,510	2,554,955	2,503,680	3.72	2,726,186	2,503,680	8.89
Installment loans to individuals	93,654	100,424	102,995	105,195	103,059	(6.74)	93,654	103,059	(9.13)
Loans, net of unearned	$6,565,599	$6,389,712	$6,210,238	$6,057,766	$5,830,122	2.75	$6,565,599	$5,830,122	12.62
Purchased loans
Commercial, financial, agricultural	$387,376	$420,263	$495,545	$197,455	$243,672	(7.83)	$387,376	$243,672	58.97
Lease Financing	—	—	—	—	—	—	—	—	—
Real estate- construction	89,954	105,149	112,093	70,438	75,061	(14.45)	89,954	75,061	19.84
Real estate - 1-4 family mortgages	654,265	707,453	761,913	520,649	572,830	(7.52)	654,265	572,830	14.22
Real estate - commercial mortgages	1,357,446	1,423,144	1,503,075	906,219	960,273	(4.62)	1,357,446	960,273	41.36
Installment loans to individuals	33,653	37,408	40,043	15,130	16,112	(10.04)	33,653	16,112	108.87
Loans, net of unearned	$2,522,694	$2,693,417	$2,912,669	$1,709,891	$1,867,948	(6.34)	$2,522,694	$1,867,948	35.05
Asset quality data
Non purchased assets
Nonaccrual loans	$12,507	$10,218	$9,696	$8,921	$9,403	22.40	$12,507	$9,403	33.01
Loans 90 past due or more	1,192	2,685	3,806	2,190	3,605	(55.61)	1,192	3,605	(66.93)
Nonperforming loans	13,699	12,903	13,502	11,111	13,008	6.17	13,699	13,008	5.31
Other real estate owned	4,223	4,853	4,665	4,698	4,801	(12.98)	4,223	4,801	(12.04)
Nonperforming assets	$17,922	$17,756	$18,167	$15,809	$17,809	0.93	$17,922	$17,809	0.63
Purchased assets
Nonaccrual loans	$7,828	$5,836	$4,809	$4,561	$5,340	34.13	$7,828	$5,340	46.59
Loans 90 past due or more	5,436	7,232	7,960	5,491	4,564	(24.83)	5,436	4,564	19.11
Nonperforming loans	13,264	13,068	12,769	10,052	9,904	1.50	13,264	9,904	33.93
Other real estate owned	5,932	6,187	7,932	9,006	9,754	(4.12)	5,932	9,754	(39.18)
Nonperforming assets	$19,196	$19,255	$20,701	$19,058	$19,658	(0.31)	$19,196	$19,658	(2.35)
Net loan charge-offs (recoveries)	$691	$584	$995	$856	$1,560	18.32	$691	$1,560	(55.71)
Allowance for loan losses	$49,835	$49,026	$48,610	$47,355	$46,401	1.65	$49,835	$46,401	7.40
Annualized net loan charge-offs / average loans	0.03%	0.03%	0.05%	0.04%	0.08%		0.03%	0.08%
Nonperforming loans / total loans*	0.30%	0.29%	0.29%	0.27%	0.30%		0.30%	0.30%
Nonperforming assets / total assets*	0.29%	0.29%	0.30%	0.33%	0.37%		0.29%	0.37%
Allowance for loan losses / total loans*	0.55%	0.54%	0.53%	0.61%	0.60%		0.55%	0.60%
Allowance for loan losses / nonperforming loans*	184.83%	188.77%	185.03%	223.76%	202.52%		184.83%	202.52%
Nonperforming loans / total loans**	0.21%	0.20%	0.22%	0.18%	0.22%		0.21%	0.22%
Nonperforming assets / total assets**	0.14%	0.14%	0.14%	0.15%	0.17%		0.14%	0.17%
Allowance for loan losses / total loans**	0.76%	0.77%	0.78%	0.78%	0.80%		0.76%	0.80%
Allowance for loan losses / nonperforming loans**	363.79%	379.96%	360.02%	426.20%	356.71%		363.79%	356.71%
*Based on all assets (includes purchased assets)
**Excludes all purchased assets

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ending
	March 31, 2019			December 31, 2018			March 31, 2018
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Non purchased	$6,454,870	$81,184	5.10%	$6,318,434	$78,633	4.94%	$5,689,210	$64,611	4.61%
Purchased	2,604,932	40,185	6.26%	2,811,839	44,070	6.22%	1,957,781	28,762	5.96%
Total loans	9,059,802	121,369	5.43%	9,130,273	122,703	5.33%	7,646,991	93,373	4.95%
Loans held for sale	345,264	5,837	6.86%	418,213	5,177	4.91%	152,299	1,671	4.45%
Securities:
Taxable(1)	1,061,983	7,892	3.01%	1,033,288	7,587	2.91%	606,642	3,914	2.62%
Tax-exempt	191,241	2,022	4.29%	206,996	2,184	4.19%	226,434	2,406	4.31%
Total securities	1,253,224	9,914	3.21%	1,240,284	9,771	3.13%	833,076	6,320	3.08%
Interest-bearing balances with banks	236,915	1,458	2.50%	163,254	930	2.26%	128,313	583	1.84%
Total interest-earning assets	10,895,205	138,578	5.16%	10,952,024	138,581	5.02%	8,760,679	101,947	4.72%
Cash and due from banks	191,863			177,601			163,141
Intangible assets	976,820			972,736			634,898
Other assets	667,051			610,639			497,037
Total assets	$12,730,939			$12,713,000			$10,055,755
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(2)	$4,790,184	$10,074	0.85%	$4,748,320	$8,201	0.69%	$3,911,802	$3,407	0.35%
Savings deposits	630,671	292	0.19%	615,812	256	0.16%	581,194	151	0.11%
Time deposits	2,379,037	9,406	1.60%	2,404,592	8,769	1.45%	1,821,118	4,501	1.00%
Total interest-bearing deposits	7,799,892	19,772	1.03%	7,768,724	17,226	0.88%	6,314,114	8,059	0.52%
Borrowed funds	363,140	4,175	4.66%	407,496	4,422	4.31%	314,228	3,081	3.98%
Total interest-bearing liabilities	8,163,032	23,947	1.19%	8,176,220	21,648	1.05%	6,628,342	11,140	0.68%
Noninterest-bearing deposits	2,342,406			2,402,422			1,817,848
Other liabilities	160,131			113,283			85,692
Shareholders’ equity	2,065,370			2,021,075			1,523,873
Total liabilities and shareholders’ equity	$12,730,939			$12,713,000			$10,055,755
Net interest income/ net interest margin		$114,631	4.27%		$116,933	4.24%		$90,807	4.20%
Cost of funding			0.92%			0.81%			0.53%
Cost of total deposits			0.79%			0.67%			0.40%

(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
	RECONCILIATION OF GAAP TO NON-GAAP
						Three Months Ended
	2019	2018				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
Net income (GAAP)	$45,110	$44,420	$31,964	$36,710	$33,826	$45,110	$33,826
Amortization of intangibles, net of tax	1,622	1,675	1,393	1,241	1,284	1,622	1,284
Tangible net income (non-GAAP)	$46,732	$46,095	$33,357	$37,951	$35,110	$46,732	$35,110

Net income (GAAP)	$45,110	$44,420	$31,964	$36,710	$33,826	$45,110	$33,826
Merger & conversion expenses, net of tax	—	1,255	8,857	389	700	—	700
Net income with exclusions (non-GAAP)	$45,110	$45,675	$40,821	$37,099	$34,526	$45,110	$34,526

Average shareholders' equity (GAAP)	$2,065,370	$2,021,075	$1,712,757	$1,542,071	$1,523,873	$2,065,370	$1,523,873
Intangibles	976,820	972,736	743,567	633,155	634,898	976,820	634,898
Average tangible s/h's equity (non-GAAP)	$1,088,550	$1,048,339	$969,190	$908,916	$888,975	$1,088,550	$888,975

Average total assets (GAAP)	$12,730,939	$12,713,000	$11,276,587	$10,341,863	$10,055,755	$12,730,939	$10,055,755
Intangibles	976,820	972,736	743,567	633,155	634,898	976,820	634,898
Average tangible assets (non-GAAP)	$11,754,119	$11,740,264	$10,533,020	$9,708,708	$9,420,857	$11,754,119	$9,420,857

Actual shareholders' equity (GAAP)	$2,088,877	$2,043,913	$2,010,711	$1,558,668	$1,532,765	$2,088,877	$1,532,765
Intangibles	975,726	977,793	974,115	632,311	633,905	975,726	633,905
Actual tangible s/h's equity (non-GAAP)	$1,113,151	$1,066,120	$1,036,596	$926,357	$898,860	$1,113,151	$898,860

Actual total assets (GAAP)	$12,862,395	$12,934,878	$12,746,939	$10,544,475	$10,238,313	$12,862,395	$10,238,313
Intangibles	975,726	977,793	974,115	632,311	633,905	975,726	633,905
Actual tangible assets (non-GAAP)	$11,886,669	$11,957,085	$11,772,824	$9,912,164	$9,604,408	$11,886,669	$9,604,408

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.86%	8.72%	7.40%	9.55%	9.00%	8.86%	9.00%
Effect of adjustment for intangible assets	8.55%	8.72%	6.25%	7.20%	7.02%	8.55%	7.02%
Return on avg tangible s/h's equity (non-GAAP)	17.41%	17.44%	13.65%	16.75%	16.02%	17.41%	16.02%

Return on avg s/h's equity (GAAP)	8.86%	8.72%	7.40%	9.55%	9.00%	8.86%	9.00%
Effect of exclusions from net income	—%	0.25%	2.06%	0.10%	0.19%	—%	0.19%
Return on avg s/h's equity with excl. (non-GAAP)	8.86%	8.97%	9.46%	9.65%	9.19%	8.86%	9.19%
Effect of adjustment for intangible assets	8.55%	8.95%	7.82%	7.27%	7.15%	8.55%	7.15%
Return on avg tangible s/h's equity with exclusions (non-GAAP)	17.41%	17.92%	17.28%	16.92%	16.34%	17.41%	16.34%

(2) Return on Average Assets
Return on avg assets (GAAP)	1.44%	1.39%	1.12%	1.42%	1.36%	1.44%	1.36%
Effect of adjustment for intangible assets	0.17%	0.17%	0.14%	0.15%	0.15%	0.17%	0.15%
Return on avg tangible assets (non-GAAP)	1.61%	1.56%	1.26%	1.57%	1.51%	1.61%	1.51%

Return on avg assets (GAAP)	1.44%	1.39%	1.12%	1.42%	1.36%	1.44%	1.36%
Effect of exclusions from net income	—%	0.04%	0.32%	0.02%	0.03%	—%	0.03%
Return on avg assets with exclusions (non-GAAP)	1.44%	1.43%	1.44%	1.44%	1.39%	1.44%	1.39%
Effect of adjustment for intangible assets	0.17%	0.17%	0.15%	0.14%	0.15%	0.17%	0.15%
Return on avg tangible assets with exclusions (non-GAAP)	1.61%	1.60%	1.59%	1.58%	1.54%	1.61%	1.54%

(3) Shareholder Equity Ratio
Shareholders' equity to actual assets (GAAP)	16.24%	15.80%	15.77%	14.78%	14.97%	16.24%	14.97%
Effect of adjustment for intangible assets	6.88%	6.88%	6.97%	5.43%	5.61%	6.88%	5.61%
Tangible capital ratio (non-GAAP)	9.36%	8.92%	8.80%	9.35%	9.36%	9.36%	9.36%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

						Three Months Ended
	2019	2018				March 31,
	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	2019	2018
Interest income (FTE)	$138,578	$138,581	$119,236	$107,991	$101,947	$138,578	$101,947
Interest expense	23,947	21,648	18,356	14,185	11,140	23,947	11,140
Net Interest income (FTE)	$114,631	$116,933	$100,880	$93,806	$90,807	$114,631	$90,807

Total noninterest income	$35,885	$36,374	$38,053	$35,581	$33,953	$35,885	$33,953
Securities gains (losses)	13	—	(16)	—	—	13	—
Total noninterest income	$35,872	$36,374	$38,069	$35,581	$33,953	$35,872	$33,953
Total Income (FTE)	$150,503	$153,307	$138,949	$129,387	$124,760	$150,503	$124,760

Total noninterest expense	$88,832	$93,313	$94,746	$79,026	$77,944	$88,832	$77,944
Amortization of intangibles	2,110	2,169	1,765	1,594	1,651	2,110	1,651
Merger-related expenses	—	1,625	11,221	500	900	—	900
Total noninterest expense	$86,722	$89,519	$81,760	$76,932	$75,393	$86,722	$75,393

(4) Efficiency Ratio	57.62%	58.39%	58.84%	59.46%	60.43%	57.62%	60.43%